Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Phillips-Van Heusen Corporation and to the incorporation by reference therein of our report dated March 8, 2004, with respect to the consolidated financial statements and schedule of Phillips-Van Heusen Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 2004, filed with the Securities and Exchange Commission.

New York, New York June 14, 2004	/s/ ERNST & YOUNG LLP